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                                             As filed pursuant to Rule 424(b)(5)
                                                Under the Securities Act of 1933
                                                     Registration No. 333-123167

SUPPLEMENT TO

PROSPECTUS SUPPLEMENT DATED APRIL 25, 2005

(TO PROSPECTUS DATED APRIL 21, 2005)

                                  $414,809,999
                                 (APPROXIMATE)

                                  CWALT, INC.
                                   DEPOSITOR

                         [COUNTRYWIDE HOME LOANS LOGO]
                                     SELLER

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                MASTER SERVICER

                        ALTERNATIVE LOAN TRUST 2005-19CB
                                     ISSUER

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-19CB

     This Supplement supplements the Prospectus Supplement dated April 25, 2005 to the Prospectus dated April 25, 2005 with respect to the above captioned series of certificates as follows:

     The sentence below is hereby added to the prospectus supplement in the following three places: (1) at the end of the second paragraph under "Risk Factors--Credit Enhancement May Not Be Sufficient To Protect Senior Certificates From Losses" on page S-9 of the prospectus supplement, (2) at the end of the fourth paragraph under "Yield, Prepayment and Maturity Considerations--General" on page S-55 of the prospectus supplement, and (3) at the end of the eighth paragraph under "Credit Enhancement--The Insurer" on page S-68 of the prospectus supplement:

     On April 27, 2005, Fitch Ratings affirmed its "AA" insurer financial strength rating of Radian Asset Assurance Inc. but revised its "rating outlook" for this rating to "negative" from "stable."

BEAR, STEARNS & CO. INC.
                                MORGAN STANLEY
                                              EDWARD D. JONES & CO., L.P.

                 The date of this Supplement is April 27, 2005.